EXHIBIT 10.10


THIS NOTE AND THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, BUT ONLY UPON THE PAYEE FIRST HAVING OBTAINED A WRITTEN OPINION OF MAKER'S COUNSEL, OR OTHER COUNSEL ACCEPTABLE TO MAKER, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE "BLUE SKY" OR OTHER SIMILAR SECURITIES LAW.

             CONVERTIBLE SUBORDINATED PROMISSORY NOTE             April 19, 2001
             ----------------------------------------


      FOR VALUE RECEIVED, STREICHER MOBILE FUELING, INC., a Florida corporation ("Maker"), promises to pay to the order of __________________ or his/her assigns ("Payee"), at such place as the Payee may designate in writing, in lawful money of the United States of America, the principal sum of ______________________
_______________________.

      1. Principal Payments. The outstanding principal of this Note shall be due and payable on August 31, 2003. The outstanding principal balance of this Note may be prepaid prior to maturity as provided in Section 8.

      2. Interest. The outstanding principal balance of this Note shall accrue interest at the Prime Rate (as hereinafter defined), plus one percent (1%); provided, that following an Event of Default, the outstanding principal balance of this Note shall bear interest as provided in Section 9. Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months and shall be payable in arrears on the last business day of each calendar quarter after the date hereof, until the outstanding principal balance of this Note is paid in full. For purposes of this Note, the term "Prime Rate" shall mean the rate of interest announced from time to time by Bank Atlantic as its "prime rate", which rate shall change as and when such announced rate changes.

      3. Interest Method of Payment; Application. All payments of principal (including any prepayments) shall be made on the due date thereof by wire transfer of immediately available funds to such bank account as Payee may from time to time designate in writing. All cash payments of interest shall be made on the due date thereof by check drawn on a United States bank. Payments (including all prepayments) received by Payee on this Note shall be applied first to the payment of accrued and unpaid interest and only thereafter to the outstanding principal balance of this Note.

      4. Interest Payments in Kind (PIK).

      (a) Payments. Maker shall have the right to make quarterly payments of interest, as provided in Section 2, in Shares of Maker's common stock, $0.01 par value, ("PIK Shares"). Maker shall not issue any fractional shares in satisfying the interest payment obligation and the number of PIK Shares issued to Payee shall be rounded to the nearest whole number. If Maker elects to issue PIK Shares in lieu of a cash payment of interest, the entire interest payment for the quarter shall be in PIK Shares.

      (b) Computation of PIK Shares Issued. The number of PIK Shares issued shall be determined by dividing the amount of the quarterly interest payment as provided in Section 2 by the average of the daily closing price of the Maker's common stock as quoted on the NASDAQ system for the trading days included in the calendar quarter for which the interest is payable.

        (c) The PIK Shares shall be delivered to Payee in the same manner as provided in Section 6(c) for delivery of Shares in connection with a conversion.

      5. Subordination. Payee acknowledges that the payment of principal and interest on this Note are expressly subordinated to (i) the rights and interests of BankAtlantic to the extent of the existing and future amounts owed by Maker to BankAtlantic under the line of credit facility between BankAtlantic and Maker or to any replacement line of credit facility into which the Maker may subsequently enter requiring that the lender rank in a senior position to unsecured debt of the Maker and (ii) the rights and interests of commercial lenders financing the Maker's truck fleet and having security interests in those assets. Upon request, Payee agrees to execute and deliver such documents and instruments as BankAtlantic or any commercial lender may reasonably request to acknowledge and effect the foregoing subordination.

      6. Conversion.

       (a) Conversion. Payee shall have the right to convert the outstanding principal balance of and accrued interest on this Note, or such lesser portion thereof as Payee may elect, into Shares of Maker's common stock, $0.01 par value ("Shares") at any time and at Payee's sole option.

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

       (b) Conversion Price; No Fractional Shares. Upon any conversion of this Note, the sum of the principal balance and accrued interest, unless such accrued interest is paid in cash by Maker, to be converted shall be converted into Shares at a conversion price of $1.35 per share. Maker shall not issue any fractional shares upon conversion, and the number of Shares issued to Payee shall be rounded to the nearest whole number.

      (c) Mechanics of Conversion. Upon any conversion of this Note, Payee shall deliver to Maker at the Maker's principal office this Note (or of any replacement Note) together with a written notice of election to convert. Conversion shall be deemed to have been effected on the date when such delivery of the conversion notice is actually made. As promptly as practicable thereafter, Maker shall issue and deliver to or upon the written order of Payee a certificate or certificates for the number of Shares to which the Payee is entitled. Upon conversion of only a portion of this Note, Maker shall issue and deliver to, or upon the written order of Payee, a new Note in the principal amount of this Note not converted, which new Note shall entitle the holder to interest on the principal amount to the same extent as if the unconverted portion of this Note had not been surrendered for conversion. Maker covenants that all Shares, which may be issued upon conversion, will, upon issuance, be fully paid and nonassessable and free from all taxes, liens and charges caused or created by Maker with respect to the issuance.

      (d) Registration of Shares. Maker intends to file a Form S-3 Registration Statement on or before May 15, 2001 which will include the registration of Shares sufficient to enable Maker to issue to Payee registered shares to satisfy the conversion requirement provided under Section 6 and the payment of all interest using PIK Shares provided under Section 4.

      7. Anti-Dilution. In the event that the Maker at any time after this Note is issued (i) issues Shares for cash or other property at a price less than $1.35 per share; (ii) declares a dividend on the outstanding common stock payable in Shares; (iii) subdivides the outstanding common stock; (iv) combines the outstanding common stock into a smaller number of Shares; or (v) issues any Shares by reclassification of the common stock (including any such reclassification in connection with a consolidation or merger in which the Maker is the surviving entity), then, in any such event, the conversion price and the number of Shares issuable upon conversion of this Note, as provided in Section 6, in effect at (a) the time of the issuance of such Shares for less than $1.35 per share; (b) the record date for such dividend; or (c) the effective date of such subdivision, combination or reclassification, shall be proportionately adjusted so as to prevent the dilution of conversion rights that Payee shall have been entitled to prior to such issuance of

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

shares, dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

      8. Prepayment.

      (a) Right to Prepay. Maker shall have the right to prepay in cash a portion or all of the principal and accrued interest on this Note provided that written notice is given to Payee at least 30 days in advance of the scheduled prepayment date. Maker's right to prepay is expressly conditioned on and shall not become effective until the common stock of the Maker, as quoted on the NASDAQ system, closes at a quoted price of at least $2.50 per share unless Payee waives such condition by written notification to Maker.

      (b) Prepayment Penalty. A prepayment penalty shall be paid in cash by Maker to Payee, at the time of prepayment of principal and accrued interest, as follows:

      Prepayment Date                                         Amount of Penalty
      ---------------                                         -----------------
      On or before April 30, 2002                             10% of principal amount prepaid

      After May 1, 2002 and before April 30, 2003             5% of principal amount prepaid

      On or after May 1, 2003                                 None

      9. Events of Default. This entire principal balance of this Note shall, at the option of Payee, immediately be due and payable upon the occurrence of one or more of the following events (each, an "Event of Default"): (i) Maker shall default in the payment of the principal of or interest on this Note when the same shall become due and payable, whether by acceleration or otherwise; (ii) Maker shall default in the payment of principal of or any installment of interest on any other indebtedness for borrowed money or with respect to any of covenants or agreements contained in any evidence of indebtedness for borrowed money or agreement relating thereto; (iii) Maker shall apply for, or consent to, the appointment of a receiver, trustee or liquidator of Maker or of its property, admit in writing its inability to pay its debts as they mature, or make a general assignment for the benefit of creditors; or (v) Maker shall file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization, or an arrangement with creditors, or a court order approving a petition filed against Maker under the Federal bankruptcy laws shall be entered against Maker, which order shall not have been vacated or set aside within 30 days. Upon the occurrence of any one or more Events of Default (i) Payee, at its option and without further notice, demand or presentment for

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

payment to Maker or others, may declare immediately due and payable the entire unpaid principal amount hereof; (ii) thereafter interest shall accrue on the outstanding principal balance at the highest rate permissible under Florida law, from the date of such Event of Default until the date the unpaid principal balance hereof is paid in full; and (iii) Maker shall pay all costs, fees and expenses, including, without limitation, reasonable trial and appellate attorneys' fees and expenses, paid or incurred by Payee in connection with collection of this Note, whether paid or incurred in connection with collection by suit or otherwise. The waiver by Payee of Maker's prompt and complete performance of, or default under, any provision of this Note shall not operate nor be construed as a waiver of any subsequent breach or default, and the failure by Payee to exercise any right or remedy which it may possess hereunder shall not operate nor be construed as a bar to the exercise of any such right or remedy upon the occurrence of any subsequent breach or default. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

      10. Representations of Payee. By acceptance of this Note, Payee represents and warrants to Maker that (i) Payee is an "accredited investor" as defined in Rule 501(a) under the Securities Act of 1933, as amended; is sophisticated in financial matters; is able to evaluate the risks and benefits of the investment in this Note and the Shares; and is able to make an informed investment decision; (ii) Payee is acquiring this Note and any Shares for Payee's own account for investment purposes, and Payee has no intention of selling this Note or any such Shares in a public distribution in violation of the federal securities laws or any applicable state securities laws; (iii) in acquiring this Note and any Shares, Payee is not relying upon any information other than the results of Payee's own independent investigation, and the following documents (the receipt of which are hereby acknowledged by Payee): (A) Maker's Annual Report on Form 10-K for its most recent fiscal year and Quarterly Reports on Form 10-Q filed since the end of its most recent fiscal year; (B) Maker's Proxy Statement for its most recent Annual Meeting of Shareholders and its Proxy Statement for the Special Meeting of Shareholders held on February 28, 2001; and
(C) any current reports on Form 8-K filed by Maker since the end of its most recent fiscal year.

      11. Miscellaneous. This Note shall be construed in accordance with and be governed by the internal laws of the State of Florida. Maker hereby: (i) waives demand, presentment, protest, notice of dishonor, suit against or joinder of any other person, and all other requirements necessary to charge or hold Maker liable with respect to this Note; (ii) waives any right to immunity from any such action or proceeding and waives any immunity or exemption of any property, wherever located, from garnishment, levy, execution, seizure or attachment prior to or in execution of judgment, or sale under execution or other process for the collection of debts; (iii) waives any right to interpose any set-off or non-compulsory counterclaim or to plead laches or

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

any statute of limitations as a defense in any such action or proceeding. Notwithstanding anything to the contrary contained herein, the interest rate payable hereon shall not exceed the maximum rate of interest permissible under applicable law. To the extent any payment to Payee, or any part thereof, is subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to Maker or its successors or assigns under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the obligations, or part thereof, under this Note that have been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the time immediately preceding such initial payment, reduction or satisfaction. Maker agrees to pay any documentary stamp required with respect to the execution, delivery, performance or enforcement of this Note. Maker's obligations hereunder shall be absolute and unconditional and shall not be affected by any circumstance, happening or event whatsoever, including any setoff, counterclaim, recoupment, defense or other right that Maker may have against Payee or any other person for any reason whatsoever, whether arising out of or as a result of any contract, agreement or transaction between Maker and Payee, or otherwise. This Note may not be modified, amended or terminated, except in a writing executed by Maker and Payee. Time is of the essence with respect to Maker's obligations and agreements under this Note.



                                       STREICHER MOBILE FUELING, INC.



                                       By: /s/ Richard E. Gathright
                                          --------------------------------------
                                          Richard E. Gathright
                                          Chief Executive Officer and President

Accepted and Agreed:



_________________________________



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